Exhibit 99.1

Kaival Brands Innovations Group, Inc.

Kaival Brands (OTCQB: KAVL): Bidi® Vapor Announces
Issuance of New U.S. Patents

Issuance brings total Bidi® Vapor patent portfolio to four

GRANT, FL, July 20, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), the exclusive global distributor of products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), today announced that the United States Patent and Trademark Office (“USPTO”) has issued two additional U.S. patents to Bidi® Vapor: Patents Nos. 11,064,735 and 11,064,736. Patent Nos. 11,013,261 and 10,932,491, which were previously pending, have also been granted.

“We like to say that all Bidi® Vapor products are developed in a scientific laboratory, not a marketing meeting, and these new patent approvals are further evidence of that,” says Niraj Patel, Chief Executive Officer of Kaival Brands and Founder and Chief Executive Officer of Bidi® Vapor. The first patent, U.S. Patent No. 11,064,735, is directed toward portions of the Bidi® Stick’s housing that assist with feedback to the user and control of the device. The second patent, U.S. Patent No. 11,064,736, claims the arrangement of Bidi’s proprietary heating component, which heats the Bidi® Stick’s flavored liquid in a manner providing a fresher and more consistent experience than other products on the market.

“These newly-issued patents add valuable coverage to our growing patent portfolio and in our opinion represent the future of the electronic nicotine delivery systems, or ENDS, market. Our products are created from a blank slate, which we believe results in a proprietary hardware and formulation system that delivers a class-leading consumer experience” says Mr. Patel. “With the issuance of Bidi® Vapor’s third and fourth patents, Kaival Brands is proud to continue to be the exclusive global distributor of all products manufactured by Bidi® Vapor” adds Eric Mosser, Chief Operating Officer of Kaival Brands.

Bidi® Vapor’s portfolio includes two other U.S. patents issued earlier this year covering the entire Bidi® Stick (U.S. Patent No. 11,013,261) as well as the Bidi® Stick’s unique mouthpiece (U.S. Patent No. 10,932,491), which delivers vapor at a safe and consistent temperature and prevents the user from inhaling unpleasant condensation. Bidi® Vapor continues to prosecute additional patent applications in the U.S. and abroad to offer its customers continued innovation and maintain its premium standing in the market.

Bidi® Vapor has long prided itself on its ability to use independent design and science in developing its products. We believe that in the ENDS market, retailers have the most confidence selling products marked by strong patent portfolios, outstanding technology, premium experience, and stringent compliance policies and infrastructure. Today’s announcement of two new patents allows Kaival Brands to check all these boxes and signify that we are a top ENDS product in today’s market.

Bidi® Vapor’s founding mission is to provide recreational, non-combusted alternatives to adult cigarette smokers. Both Kaival Brands and Bidi® Vapor are vehemently opposed to all illegal underage tobacco use, including ENDS use, by minors. We are committed to preventing youth use of ENDS, responsibly marketing to adult tobacco users 21 and over, working with law abiding retailers and distributors, and complying with all federal and state laws and taxes applicable to the distribution of the Bidi® Stick and the BIDI® Pouch including, but not limited to, the Family Smoking Prevention and Tobacco Control Act (“TCA”), the Food, Drug and Cosmetic Act (“FDCA”), and the Prevent All Cigarette Trafficking (“PACT”) Act. We are further committed to developing science to support the continued marketing of our products as appropriate for the protection of the public health and engaging with state and federal authorities to promote enforcement and the removal of counterfeit, non-compliant and youth-targeting ENDS products from the market.

Mr. Patel, the Company’s President and Chief Executive Officer, owns and controls Bidi® Vapor. As a result, Bidi® Vapor and the Company are considered under common control and Bidi® Vapor is considered a related party.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its Bidi® Cares recycling program. The Company’s premiere device, the Bidi® Stick, is a premium product made with medical-grade components, a UL-certified battery, and technology designed to deliver a consistent vaping experience for adults 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to our mission, with the bidi® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com.

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ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the approval of our application for listing on the Nasdaq Capital Market; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributor or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:

Inflection Partners, LLC

New York | Philadelphia | New Orleans

www.inflectionpartnersllc.com

Office: (504) 381-4603

investors@kaivalbrands.com

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